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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 13, 2014

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-55142	27-2838091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8335 Sunset Blvd., Suite #238, West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 337-9086

East Shore Distributors, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Co-Production Agreement

Crimson Forest Entertainment Group Inc. (the “Company”), an independent motion picture studio with offices in Los Angeles and Shanghai, entered into a Co-Production Agreement, dated July 3, 2014, with China Film Assist Co., Ltd. (“CFA”) and the Company’s subsidiary, Unknown Caller LLC (“UCL”), regarding the production, financing and distribution of a feature length film currently entitled “Unknown Caller” (the “Picture”). The Company previously announced financing, post-production and sales agency agreements for the Picture with Cargo Entertainment and Tunnel Post Production.

The Co-Production Agreement with CFA provides that the Company and CFA will jointly finance the Picture as co-producers, and will distribute the Picture in their respective territories. The distribution territories of CFA will be Mainland China, Taiwan, Hong Kong, Macao, Singapore, Korea, Japan, Australia, New Zealand and Malaysia, and the Company will have the right to distribute the Picture in the rest of the world. The financing contribution of the Company will be 40% or 50%, depending on the identity of the main lead actor, and CFA will finance the remaining cost of the Picture.

UCL will be responsible for production work and will have creative control over the Picture, subject to advice and review of the rough cut of the Picture by the Company and CFA. The Company will own all rights to derivative works based on the Picture.

A copy of the Co-Production Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the material terms of the Co-Production Agreement is qualified in its entirety by reference to such exhibit.

The Company’s press release, dated May 19, 2014, announcing the transactions with Cargo Entertainment and Tunnel Post Production, is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Convertible Promissory Note

As previously announced, on March 23, 2014, the Company entered into a Convertible Note Purchase Agreement with Portnice Investment Limited, under which the Company may sell and issue to Portnice up to an aggregate maximum amount of $2,000,000 in principal amount of Convertible Notes prior to March 3, 2019. In March 2014, the Company issued a Convertible Promissory Note to Portnice in the principal amount of $250,000. Subsequently, on June 13, 2014, the Company issued an additional Convertible Promissory Note to Portnice in the principal amount of $250,000. All of the Convertible Promissory Notes issued to Portnice are convertible at the holder’s option into shares of Company common stock at $0.008 per share or at the purchase price of capital stock issued in a “Qualified Financing”, as defined in the Note.

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Item 8.01 Other Events.

Effective June 20, 2014, the name of the Company was changed to “Crimson Forest Entertainment Group Inc.”, as previously disclosed in the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on May 23, 2014. As part of the name change, the Company’s trading symbol on OTCBB was changed from “ESTI” to “CRIM”, effective July 7, 2014.

The Company’s press release, dated July 7, 2014, announcing the change in name and trading symbol is filed as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

As described above, the following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Co-Production Agreement, dated July 3, 2014, by and among the Company, Unknown Caller LLC, and China Film Assist Co., Ltd. *
99.2	Press Release, dated May 19, 2014
99.3	Press Release, dated July 7, 2014

* The schedules to Exhibit 99.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request copies of any omitted schedule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Registrant)

Dated: August 18, 2014	By:	/s/ Jonathan Lim
	Name:	Jonathan Lim
	Title:	Chairman and CEO

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